CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-35656) of Gradco Systems, Inc. of our report dated June 5, 1995, except for Note 7, as to which the date is June 28, 1995 appearing on page S-1 of this Form 10-K.





PRICE WATERHOUSE LLP
Costa Mesa, California
June 28, 1995